CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Diversicare Healthcare Services, Inc.
Brentwood, Tennessee

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2021, relating to the consolidated financial statements and financial statement schedule of Diversicare Healthcare Services Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP
Nashville, Tennessee
August 12, 2021